Exhibit 1.2

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

July 23, 2019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated July 23, 2019 (the “Agreement”), between the Company, on the one hand, and BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:25 p.m. (Eastern Time) on July 23, 2019 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated July 23, 2019 (including the Base Prospectus dated February 21, 2017) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

[Remainder of Page Intentionally Left Blank]

2

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Peter M. Gill
	Name:	Peter M. Gill
	Title:	Senior Vice President and Treasurer

BOFA SECURITIES, INC.

By:	/s/ Andrew Karp
	Name:	Andrew Karp
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Barbara Mariniello
	Name:	Barbara Mariniello
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
	Name:	Chris Cicoletti
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Ortale
	Name:	Michael Ortale
	Title:	Director

As Representatives of the several Underwriters

  named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 2024 Notes	Principal Amount of 2029 Notes	Principal Amount of 2039 Notes	Principal Amount of 2049 Notes	Principal Amount of 2059 Notes
BofA Securities, Inc.	$71,250,000	$95,000,000	$118,750,000	$118,750,000	$118,750,000
Barclays Capital Inc.	71,250,000	95,000,000	118,750,000	118,750,000	118,750,000
Citigroup Global Markets Inc.	71,250,000	95,000,000	118,750,000	118,750,000	118,750,000
U.S. Bancorp Investments, Inc.	71,250,000	95,000,000	118,750,000	118,750,000	118,750,000
Wells Fargo Securities, LLC	71,250,000	95,000,000	118,750,000	118,750,000	118,750,000
Credit Suisse Securities (USA) LLC	36,000,000	48,000,000	60,000,000	60,000,000	60,000,000
Deutsche Bank Securities Inc.	36,000,000	48,000,000	60,000,000	60,000,000	60,000,000
Goldman Sachs & Co. LLC	36,000,000	48,000,000	60,000,000	60,000,000	60,000,000
J.P. Morgan Securities LLC	36,000,000	48,000,000	60,000,000	60,000,000	60,000,000
Mizuho Securities USA LLC	36,000,000	48,000,000	60,000,000	60,000,000	60,000,000
Morgan Stanley & Co. LLC	36,000,000	48,000,000	60,000,000	60,000,000	60,000,000
RBC Capital Markets, LLC	36,000,000	48,000,000	60,000,000	60,000,000	60,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	13,500,000	18,000,000	22,500,000	22,500,000	22,500,000
KeyBanc Capital Markets Inc.	13,500,000	18,000,000	22,500,000	22,500,000	22,500,000
PNC Capital Markets LLC	13,500,000	18,000,000	22,500,000	22,500,000	22,500,000
Santander Investment Securities Inc.	13,500,000	18,000,000	22,500,000	22,500,000	22,500,000
TD Securities (USA) LLC	13,500,000	18,000,000	22,500,000	22,500,000	22,500,000
Academy Securities, Inc.	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
BMO Capital Markets Corp.	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
BNY Mellon Capital Markets, LLC	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
Cabrera Capital Markets	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
Fifth Third Securities, Inc.	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
HSBC Securities (USA) Inc.	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
MUFG Securities Americas Inc.	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
Regions Securities LLC	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
SunTrust Robinson Humphrey, Inc.	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
The Huntington Investment Company	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000
The Williams Capital Group, L.P.	6,750,000	9,000,000	11,250,000	11,250,000	11,250,000

Total	$750,000,000	$1,000,000,000	$1,250,000,000	$1,250,000,000	$1,250,000,000

SCHEDULE II

Title of Designated Securities:

2.375% Notes Due August 15, 2024 (the “2024 Notes”)

2.875% Notes Due August 15, 2029 (the “2029 Notes”)

3.500% Notes Due August 15, 2039 (the “2039 Notes”)

3.700% Notes Due August 15, 2049 (the “2049 Notes”)

3.875% Notes Due August 15, 2059 (the “2059 Notes”)

Aggregate principal amount:

$750,000,000 for the 2024 Notes

$1,000,000,000 for the 2029 Notes

$1,250,000,000 for the 2039 Notes

$1,250,000,000 for the 2049 Notes

$1,250,000,000 for the 2059 Notes

Price to Public:

2024 Notes:	99.975% of the principal amount of the 2024 Notes, plus accrued interest, if any, from July 25, 2019.

2029 Notes:	99.973% of the principal amount of the 2029 Notes, plus accrued interest, if any, from July 25, 2019.

2039 Notes:	99.016% of the principal amount of the 2039 Notes, plus accrued interest, if any, from July 25, 2019.

2049 Notes:	99.656% of the principal amount of the 2049 Notes, plus accrued interest, if any, from July 25, 2019.

2059 Notes:	99.112% of the principal amount of the 2059 Notes, plus accrued interest, if any, from July 25, 2019.

Purchase Price by Underwriters:

2024 Notes:	99.625% of the principal amount of the 2024 Notes, plus accrued interest, if any, from July 25, 2019, if settlement occurs after that date.

2029 Notes:	99.523% of the principal amount of the 2029 Notes, plus accrued interest, if any, from July 25, 2019, if settlement occurs after that date.

2039 Notes:	98.366% of the principal amount of the 2039 Notes, plus accrued interest, if any, from July 25, 2019, if settlement occurs after that date.

2049 Notes:	98.906% of the principal amount of the 2049 Notes, plus accrued interest, if any, from July 25, 2019, if settlement occurs after that date.

2059 Notes:	98.312% of the principal amount of the 2059 Notes, plus accrued interest, if any, from July 25, 2019, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), July 25, 2019.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2024 Notes:	August 15, 2024.

2029 Notes:	August 15, 2029.

2039 Notes:	August 15, 2039.

2049 Notes:	August 15, 2049.

2059 Notes:	August 15, 2059.

Interest Rate:

2024 Notes:	2.375%.

2029 Notes:	2.875%.

2039 Notes:	3.500%.

2049 Notes:	3.700%.

2059 Notes:	3.875%.

Interest Payment Dates:

2024 Notes:	February 15 and August 15, commencing February 15, 2020.

2029 Notes:	February 15 and August 15, commencing February 15, 2020.

2039 Notes:	February 15 and August 15, commencing February 15, 2020.

2049 Notes:	February 15 and August 15, commencing February 15, 2020.

2059 Notes:	February 15 and August 15, commencing February 15, 2020.

Optional Redemption:

The 2024 Notes, the 2029 Notes, the 2039 Notes, the 2049 Notes and the 2059 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

July 25, 2019, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2024 Notes, the 2029 Notes, the 2039 Notes, the 2049 Notes and the 2059 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

BofA Securities, Inc.

50 Rockefeller Plaza, NY1-050-12-02

New York, New York 10020

Facsimile: (212) 901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Debt Capital Markets

Facsimile: (877) 558-2607

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated July 23, 2019, relating to the 2024 Notes, the 2029 Notes, the 2039 Notes, the 2049 Notes and the 2059 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-216150

July 23, 2019

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated July 23, 2019

$750,000,000 2.375% NOTES DUE AUGUST 15, 2024

$1,000,000,000 2.875% NOTES DUE AUGUST 15, 2029

$1,250,000,000 3.500% NOTES DUE AUGUST 15, 2039

$1,250,000,000 3.700% NOTES DUE AUGUST 15, 2049

$1,250,000,000 3.875% NOTES DUE AUGUST 15, 2059

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally omitted]

Note Type:	SEC Registered (No. 333-216150)

Trade Date:	July 23, 2019

Settlement Date (T+2):	July 25, 2019

Maturity Date:	August 15, 2024 (the “2024 Notes”) August 15, 2029 (the “2029 Notes”) August 15, 2039 (the “2039 Notes”) August 15, 2049 (the “2049 Notes”) August 15, 2059 (the “2059 Notes”)

Principal Amount Offered:	$750,000,000 (2024 Notes) $1,000,000,000 (2029 Notes) $1,250,000,000 (2039 Notes) $1,250,000,000 (2049 Notes) $1,250,000,000 (2059 Notes)

Price to Public (Issue Price):	99.975% (2024 Notes) 99.973% (2029 Notes) 99.016% (2039 Notes) 99.656% (2049 Notes) 99.112% (2059 Notes)

Net Proceeds (Before Expenses) to Issuer:	$747,187,500 (99.625%) (2024 Notes) $995,230,000 (99.523%) (2029 Notes) $1,229,575,000 (98.366%) (2039 Notes) $1,236,325,000 (98.906%) (2049 Notes) $1,228,900,000 (98.312%) (2059 Notes)

Interest Rate:	2.375% (2024 Notes) 2.875% (2029 Notes) 3.500% (2039 Notes) 3.700% (2049 Notes) 3.875% (2059 Notes)

Interest Payment Dates:

February 15 and August 15, commencing February 15, 2020 (2024 Notes)

February 15 and August 15, commencing February 15, 2020 (2029 Notes)

February 15 and August 15, commencing February 15, 2020 (2039 Notes)

February 15 and August 15, commencing February 15, 2020 (2049 Notes)

February 15 and August 15, commencing February 15, 2020 (2059 Notes)

Regular Record Dates:	February 1 and August 1 (2024 Notes) February 1 and August 1 (2029 Notes) February 1 and August 1 (2039 Notes) February 1 and August 1 (2049 Notes) February 1 and August 1 (2059 Notes)

Benchmark:

T 1.750% due June 30, 2024 (2024 Notes)

T 2.375% due May 15, 2029 (2029 Notes)

T 3.000% due February 15, 2049 (2039 Notes)

T 3.000% due February 15, 2049 (2049 Notes)

T 3.000% due February 15, 2049 (2059 Notes)

Benchmark Price / Yield:	99-20 / 1.830% (2024 Notes) 102-20 / 2.078% (2029 Notes) 107-26 / 2.619% (2039 Notes) 107-26 / 2.619% (2049 Notes) 107-26 / 2.619% (2059 Notes)

Spread to Benchmark:	+55 basis points (2024 Notes) +80 basis points (2029 Notes) +95 basis points (2039 Notes) +110 basis points (2049 Notes) +130 basis points (2059 Notes)

Re-offer Yield:	2.380% (2024 Notes) 2.878% (2029 Notes) 3.569% (2039 Notes) 3.719% (2049 Notes) 3.919% (2059 Notes)

Optional Redemption Provisions:	Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points (2024 Notes).

Make-whole call at any time at a discount rate of U.S. Treasury plus 12.5 basis points (2029 Notes).

Prior to February 15, 2039 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after February 15, 2039 (2039 Notes).

Prior to February 15, 2049 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after February 15, 2049 (2049 Notes).

Prior to February 15, 2059 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after February 15, 2059 (2059 Notes).

Change of Control:

If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

Business Day:	Any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close.

CUSIP / ISIN:	91324P DR0 / US91324PDR01 (2024 Notes) 91324P DS8 / US91324PDS83 (2029 Notes) 91324P DT6 / US91324PDT66 (2039 Notes) 91324P DU3 / US91324PDU30 (2049 Notes) 91324P DV1 / US91324PDV13 (2059 Notes)

Joint Book-Running Managers:

BofA Securities, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Senior Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC KeyBanc Capital Markets Inc. PNC Capital Markets LLC Santander Investment Securities Inc. TD Securities (USA) LLC

Co-Managers:

Academy Securities, Inc.

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

Cabrera Capital Markets

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

Regions Securities LLC

SunTrust Robinson Humphrey, Inc.

The Huntington Investment Company

The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

* * *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at (800) 294-1322, Barclays Capital Inc. toll-free at (888) 603-5847, Citigroup Global Markets Inc. toll-free at (800) 831-9146, U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607 and Wells Fargo Securities, LLC toll-free at (800) 645-3751. Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.